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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         TO SECTION 13 0R 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 12, 2004

                              SiVault Systems, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

        0-30711                                98-0209119
   ------------------                   --------------------------
(Commission File Number)            (IRS Employer Identification No.)

         500 Fifth Avenue, Suite 1650, New York, New York          10110-0002
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (212) 931-5760
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               Registrant's telephone number, including area code


         -------------------------------------------------------------
         (Former name or Former Address, If Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

         On October 12, 2004, the registrant entered into a Memorandum of Understanding ("MOU") with Viaquo Corporation ("Viaquo"), San Jose, CA. The MOU calls for the acquisition by the registrant, at its option, by merger of stock purchase of Viaquo or its ViaSeal(R) access control technology and all related software and intellectual property related thereto. ViaSeal(R) is a role-based distributed one-to-many access control system for digital files of all kinds. A ViaSeal(R) system issues both unlock (decrypt) and lock (encrypt) access permissions called credentials to users through a central web site. Users have access to their credentials in a "security profile" on their system that enables them to lock and unlock files independently from the central site, up until the security profile times out and they must log in and download a new copy

         The registrant will pay for the acquisition with shares of its unregistered stock, the amount and rights thereof to be determined in connection with further negotiations between the parties. The parties anticipate a closing of the transaction subject to necessary corporate approvals and negotiation of definitive agreements, on or before November 30, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         SIVAULT SYSTEMS, INC.

                                         By: /s/ Wayne Taylor
                                             -------------------------------
                                             Interim Chief Financial Officer


Date:  October 15, 2004